EXHIBIT (a)

5-TO-15 YEAR LADDERED MUNICIPAL BOND PORTFOLIO

_______________________

DECLARATION OF TRUST

Dated as of March 3, 2016

TABLE OF CONTENTS

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DECLARATION OF TRUST

OF

5-TO-15 YEAR LADDERED MUNICIPAL BOND PORTFOLIO

This DECLARATION OF TRUST of 5-to-15 Year Laddered Municipal Bond Portfolio is made as of the 3rd day of March, 2016 by the parties signatory hereto, as Trustees (as defined in Section 1.2 hereof).

W I T N E S S E T H:

WHEREAS, the Trustees desire to form a Massachusetts business trust for the investment and reinvestment of its assets; and

WHEREAS, it is proposed that the trust assets be composed of money and property contributed thereto by the holders of Shares in the trust entitled to ownership rights in the trust;

NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed under this Declaration of Trust for the benefit of the holders, from time to time, of the beneficial interest issued hereunder and subject to the provisions set forth below.

ARTICLE I

The Trust

1.1.

Name.  The name of the trust created hereby (the “Trust”) shall be 5-to-15 Year Laddered Municipal Bond Portfolio and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of Shares in the Trust.

1.2.

Definitions.  As used in this Declaration, the following terms shall have the following meanings:

“Administrator” shall mean any party furnishing services to the Trust pursuant to any administration contract described in Section 4.1 hereof.

“Book Capital Account” shall mean, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with Section 8.1 hereof.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision or provisions of succeeding law).

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Declaration” shall mean this Declaration of Trust as amended from time to time.  References in this Declaration to “Declaration”, “hereof”, “herein” and “hereunder” shall be deemed to refer to this Declaration rather than the article or section in which any such word appears.

“Fiscal Year” shall mean an annual period determined by the Trustees which shall end on such date as the Trustees may, from time to time determine.

“Holders” shall mean as of any particular time all holders of record of Shares in the Trust.

“Institutional Investor(s)” shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America.

“Interested Person” shall have the meaning given it in the 1940 Act.

“Investment Adviser” shall mean any party furnishing services to the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

“Majority Shares Vote” shall mean the vote, at a meeting of Holders, of (A) 67% or more of the Shares present or represented at such meeting, if Holders of more than 50% of all Shares are present or represented by proxy, or (B) more than 50% of all Shares, whichever is less.

“Person” shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Redemption” shall mean a partial or complete redemption of the Share of a Holder.

“Share(s)” shall mean the Share of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by this Declaration, which Share represents a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder’s Book Capital Account balance to the total of all Holders’ Book Capital Account balances.  Reference herein to a specified percentage of, or fraction of, Shares, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.  Share(s) may also be referred to herein or in other documents relating to the Trust as an Interest or Interests.

“Trustees” shall mean each signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such individual or individuals in their capacity as Trustees hereunder.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

The “1940 Act” shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

ARTICLE II

Trustees

2.1.

Number and Qualification.  The number of Trustees shall be fixed from time to time by action of the Trustees taken as provided in Section 2.5 hereof; provided, however, that the number of Trustees so fixed shall in no event be less than two or more than 15.  Any vacancy created by an increase in the number of Trustees may be filled by the appointment of an individual having the qualifications described in this Section 2.1 made by action of the Trustees taken as provided in Section 2.5 hereof.  Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office.  Whenever a vacancy occurs, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.

2.2.

Term.  Each Trustee named herein, or elected or appointed in accordance with the terms of this Declaration, shall hold office until a successor to such Trustee has been elected or appointed and qualified (except in the event of such Trustee’s resignation, retirement or removal pursuant to Section 2.3).  Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in Section 2.3 hereof, each Trustee shall hold office during the lifetime of the Trust and until its termination as hereinafter provided.

2.3.

Resignation, Removal and Retirement.  Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or later date according to the terms of the instrument.  Any Trustee may be removed, with or without cause, by (i) the affirmative vote of Holders of two-thirds of the Shares or (ii) the affirmative vote of, or a written instrument executed by, at least two-thirds of the remaining Trustees, provided, however, that the removal of any Trustee who is not an Interested Person of the Trust shall additionally require the affirmative vote of, or a written instrument executed by, at least two-thirds of the remaining Trustees who are not Interested Persons of the Trust.  Any Trustee who, pursuant to a resolution or written policy adopted from time to time by at least two-thirds of the Trustees, is required to retire from the Board shall be deemed to have retired automatically and without action by such Trustee or the remaining Trustees in accordance with the terms of such resolution or policy, effective as of the date determined in accordance therewith.

2.4.

Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.  No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration.  In the case of a vacancy, including a vacancy resulting from an increase in the number of Trustees, such vacancy may be filled by (i) Holders of a plurality of the Shares entitled to vote, acting at any meeting of Holders held in accordance with the By-Laws, or (ii) to the extent permitted by the 1940 Act, the vote of a majority of the Trustees.  Any Trustee so elected by the Holders or appointed by the Trustees shall hold office as provided in this Declaration.

2.5.

Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.  Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees.  Notice of any other meeting shall be given by mail, by telegram (which term shall include a cablegram), by facsimile or delivered personally (which term shall include by telephone).  If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram, facsimile or personally, such notice shall be sent or delivery made not later than 24 hours preceding the meeting.  Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver.  Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting.  The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  The Trustees may act with or without a meeting, but no notice need be given of action proposed to be taken by written consent.  A quorum for all meetings of the Trustees shall be a majority of the Trustees.  Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting.  A quorum for all meetings of any such committee shall be a majority of the members thereof.  Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

2.6.

Officers; Chairman of the Board.  The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer.  The Trustees may elect or appoint, from time to time, a Chairman of the Board to preside at meetings of the Trustees and carry out such other duties as the Trustees may designate.  The Trustees may elect or appoint or authorize the President to appoint such other officers, agents or independent contractors with such powers as the Trustees may deem to be advisable.  The Chairman, if any, shall be and each officer may, but need not, be a Trustee.  A Trustee elected or appointed as Chairman shall not be considered an officer of the Trust by virtue of such election or appointment.

2.7.

By-Laws.  The Trustees may adopt and, from time to time, amend or repeal By-Laws for the conduct of the business of the Trust.

ARTICLE III

Powers of Trustees

3.1.

General.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and such business in their own right, but with such powers of delegation as may be permitted by this Declaration.  The Trustees may perform such acts as in their sole discretion they deem proper for conducting the business of the Trust.  The enumeration of or failure to mention any specific power herein shall not be construed as limiting such exclusive and absolute control.  The powers of the Trustees may be exercised without order of or resort to any court.

3.2.

Investments.  The Trustees shall have power:

(a)    To conduct, operate and carry on the business of an investment company;

(b)  To acquire or buy, and invest Trust Property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interest in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any State or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Trust in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Trust.

(c)  To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any Trust Property or any of the foregoing securities, instruments or investments; to purchase and sell (or write) options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and inter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

(d)  To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets, and to issue general unsecured or other obligations of the Trust, and enter into indenture agreements relating thereto.

(e)  To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(f)  To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; and to lend all or any part of the Trust Property to other Persons.

(g)  To aid, support or assist by further investment or other action any Person, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trust has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(h)  To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Declaration, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Declaration, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the general and plenary powers of the Trustees.

Notwithstanding any other provision herein, the Trustees shall have full power in their discretion, without any requirement of approval by Holders, to invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act.  Any such other investment company may (but need not) be a trust (formed under the laws of the Commonwealth of Massachusetts or of any other state) which is classified as a partnership for federal income tax purposes.

3.3.

Legal Title.  Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name or nominee name of any other Person on behalf of the Trust, on such terms as the Trustees may determine.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each individual who may hereafter become a Trustee upon his election or appointment and qualification.  Upon the resignation, removal or death of a Trustee, such resigning, removed or deceased Trustee shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such resigning, removed or deceased Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4.

Sale of Shares.  The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase a Share or increase its Share, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  A Holder that has completely redeemed its Share may not be permitted to purchase a new Share until the later of 60 calendar days after the date of such complete Redemption or the first day of the Fiscal Year next succeeding the Fiscal Year during which such complete Redemption occurred.

3.5.

Redemptions of Shares.  Subject to Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem all of its Share, or or a portion of its Share, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

3.6.

Borrow Money.  The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person.

3.7.

Delegation; Committees.  The Trustees shall have power, consistent with their continuing exclusive and absolute control over the Trust Property and over the business of the Trust, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust the doing of such things and the execution of such instruments in either the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

3.8.

Collection and Payment.  The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust or the Trust Property; to foreclose any security interest securing any obligation, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.9.

Expenses.  The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust Property to themselves as Trustees.  The Trustees shall fix the compensation of all officers, employees and Trustees.  The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

3.10.

Miscellaneous Powers.  The Trustees shall have power to:  (a) employ or contract with such Persons as the Trustees may deem appropriate for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year and the method by which the accounts of the Trust shall be kept; and (i) adopt a seal for the Trust, but the absence of such a seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11.

Further Powers.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices, whether within or without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, appropriate or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust which is made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.  The Trustees shall not be required to obtain any court order in order to deal with Trust Property.

3.12.

Litigation.  The Trustees shall have full power and authority, in the name and on behalf of the Trust, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys’ fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Holder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.  To the maximum extent permitted by law, any exercise of power described in this Section 3.12 shall be final, and binding on all Persons (including Holders).

3.13.

No Implied Duties of Liabilities.  Except to the extent required by applicable law or expressly stated herein, nothing in this Declaration shall be deemed to create any fiduciary duty or other legal obligation (a) on the part of the Trustees or Trust officers to the Trust, the Holders, or any other Person; or (b) on the part of the Trust to any Person.

ARTICLE IV

Investment Advisory, Administration

and Placement Agent Arrangements

4.1.

Investment Advisory, Administration and Other Arrangements.  The Trustees may in their discretion, from time to time, enter into investment advisory contracts, administration contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish the Trustees such investment advisory, administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine.  Notwithstanding any provision of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without any further action by the Trustees).  Any such purchase, sale, loan or exchange shall be deemed to have been authorized by the Trustees.

4.2.

Parties to Contract.  Any contract of the character described in Section 4.1 hereof or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any individual holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws of the Trust.  The same Person may be the other party to one or more contracts entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2 or in the By-Laws of the Trust.

ARTICLE V

Limitations of Liability of Holders, Trustees and Others

5.1.

No Personal Liability of Holders, Trustees, Officers and Employees.  No Holder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust.  All Persons dealing or contracting with the Trustees as such or with the Trust shall have recourse only to the Trust for the payment of their claims or for the payment or satisfaction of claims, obligations or liabilities arising out of such dealings or contracts.  No Trustee, officer or employee of the Trust, whether past, present or future, shall be subject to any personal liability whatsoever to any such Person, and all such Persons shall look solely to the Trust Property, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  If any Holder, Trustee, officer or employee, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability.

5.2.

Trustee’s Good Faith Action; Advice of Others; No Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  A Trustee shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of them or any officer, agent, employee, consultant, investment adviser or other adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.  In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the provisions of this Declaration of Trust, the records, books and accounts of the Trust and upon reports made to the Trustees by any officer, employee, agent, consultant, accountant, attorney, investment adviser or other adviser, principal underwriter, expert, professional firm or independent contractor.  The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.  No provision of this Declaration shall protect any Trustee or officer of the Trust against any liability to the Trust of its Holders to which he would otherwise be subject by reason of his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

5.3.

Indemnification.  The Trustees may provide, whether in the By-Laws or by contract, vote or other action, for the indemnification by the Trust of the Holders, Trustees, officers and employees of the Trust and of such other Persons as the Trustees in the exercise of their discretion my deem appropriate or desirable.  Any such indemnification may be mandatory or permissive, and may be insured against by policies maintained by the Trust.

5.4.

No Duty of Investigation.  No purchaser, lender or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust.  Every written obligation, contract, instrument, certificate, Share, other security or undertaking of the Trust made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Holders individually, but bind only the Trust Property, and may contain any further recital which they may deem appropriate, but the omission of any such recital shall not operate to bind the Trustees or Holders individually.

5.5.

Reliance on Records and Experts.  Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the records, books and accounts of the Trust, upon an opinion or other advice of legal counsel, or upon reports made or advice given to the Trust by any Trustee or any of its officers employees or by the Investment Adviser, Administrator, accountants, appraisers or other experts, advisers, consultants or professionals selected with reasonable care by the Trustees or officers of the Trust, regardless of whether the person rendering such report or advice may also be a Trustee, officer or employee of the Trust.

5.6.

Good Faith Reliance.  To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating to the Trust, the Holders or any other Person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Holders or to any other Person if the Trustee has relied in good faith on the provisions of this Declaration of Trust.

ARTICLE VI

Shares of Beneficial Interest

6.1.

Beneficial Interest.  The interest of the beneficiaries of the Trust initially shall be divided into transferable Shares of beneficial interest without par value.

6.2.

Rights of Holders.  The ownership of the Trust property of every description and the right to conduct any business of the Trust are vested exclusively in the Trustees, and the Holders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The Shares shall be personal property giving only the rights specifically set forth in this Declaration.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.  Every Holder by having become a Holder shall be bound by the terms of this Declaration and the By-Laws.

6.3.

Trust Only.  It is the intention of the Trustees to create a voluntary association with transferable interests (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment, or any form of legal relationship other than a Massachusetts business trust.  Nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members or joint venturers hereunder.

6.4.

Issuance of Shares.  The Trustees in their discretion may, from time to time and without any authorization or vote of the Holders, issue Shares in addition to the then issued and outstanding Shares, to such party or parties and for such amount and type of consideration, including cash or property, a such time or times and on such terms as the Trustees may deem appropriate or desirable, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of Shares.

6.5.

Register of Interests.  A register shall be kept at the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder.  Such register shall be conclusive as to the identity of the Holders, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in Shares which is not contained in such register.  No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters.  The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Holder, require the surrender of Share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

6.6.

Total Number of Holders.  Notwithstanding anything in this Declaration to the contrary, the total number of Holders (as determined under Treasury Regulations Section 1.7704-1(h)(3)) shall not exceed 100, unless the Trust shall have obtained a ruling from the U.S. Internal Revenue Service to the effect that the admission of additional Holders would not cause the Trust to be considered a “publicly traded partnership” within the meaning of Section 7704 of the Code.  In determining the number of Holders for purposes of this limitation, each person owning a Trust Share through an entity that would be treated as a partnership, grantor trust, or S corporation for U.S. federal income tax purposes shall be counted as a Holder if substantially all of such entity’s assets consist of direct or indirect ownership of a Trust Share.

ARTICLE VII

Purchases, Increases and Redemptions of Shares

Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder shall have the right to vary its investment in the Trust at any time without limitation by increasing its Share or redeeming its Share in whole or in part.  An increase by a Holder of its Share in the Trust shall be reflected as an increase in the Book Capital Account balance of that

Holder and a partial or complete Redemption of the Share of a Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder.  The Trust shall, upon appropriate and adequate notice from any Holder permit the purchase, increase or Redemption, in whole or in part, of such Holder’s Share for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such Redemption shall not exceed the decrease in the Holder’s Book Capital Account balance effected by such Redemption of its Share, (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any purchase, increase or Redemption, at such rates as the Trustees may establish, and (c) may, at any time and from time to time, suspend such right of Redemption.  The procedures for effecting purchases, increases and Redemptions shall be as determined by the Trustees from time to time.

ARTICLE VIII

Determination of Book Capital Account

Balances and Distributions

8.1.

Book Capital Account Balances.  The Book Capital Account balance of each Holder shall be determined on such days and at such time or times as the Trustees may determine.  The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder.  The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other Person as the Trustees may determine.  Upon the complete Redemption of a Holder’s Share, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account.  A Holder may not transfer, sell or exchange its Book Capital Account balance.

8.2.

Allocations and Distributions to Holders.  The Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense.  Such procedures shall be set forth in writing and be furnished to the Trust’s accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time.  The Trustees may retain from the net profits such amount as they may deem necessary to pay the liabilities and expenses of the Trust, to meet obligations of the Trust, and as they may deem desirable to use in the conduct of the affairs of the Trust or to retain for future requirements or extensions of the business.

8.3.

Power to Modify Foregoing Procedures.  Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income of the Trust, the allocation of income of the Trust, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Code.

8.4.

Signature on Returns; Tax Matters Partner

(a)

Eaton Vance Management shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Holder to sign such documents, in which case such documents shall be signed by Eaton Vance Management.

(b)

Eaton Vance Management shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

ARTICLE IX

Holders

9.1.

Rights of Holders.  The ownership of the Trust Property and the right to conduct any business described herein are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Shares and they shall have no power or right to call for any partition or division of any Trust Property.

9.2.

Reports.  The Trustees shall cause to be prepared and furnished to each Holder, at least annually as of the end of each Fiscal Year, a report of operations containing a balance sheet and a statement of income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements.  The Trustees shall, in addition, furnish to each Holder at least semi-annually interim reports of operations containing an unaudited balance sheet as of the end of such period and an unaudited statement of income for the period from the beginning of the then-current Fiscal Year to the end of such period.

9.3.

Inspection of Records.  The books and records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

ARTICLE X

Duration; Termination;

Amendment; Mergers; Etc.

10.1.

Duration.  The Trust shall continue without limitation of time but subject to the provisions of this Article X.  The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to terminate or annul the Trust or to revoke any existing agency or delegation of authority pursuant to the terms of this Declaration or of the By-Laws.

10.2.

Termination.

(a)

The Trust may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all Shares at any meeting of Holders or by an instrument in writing without a meeting consented to by Holders of not less than two-thirds of all Shares, or (ii) by the approval of a majority of the Trustees then in office to be followed by written notice to the Holders.  Upon any such termination,

(i) the Trust shall carry on no business except for the purpose of winding up its affairs;

(ii) the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect the assets of the Trust, sell, convey, assign, exchange or otherwise dispose of all or any part of the Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust, and do all other acts appropriate to liquidate the business of the Trust; provided that any sale, conveyance, assignment, exchange or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of all Shares; and

(iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the

Trustees shall distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their respective rights as set forth in the procedures established pursuant to Section 8.2 hereof.

(b)

Upon termination of the Trust and distribution to the Holders as herein provided, a Trustee or an officer of the Trust shall execute and file with the records of the Trust an instrument in writing setting forth the fact of such termination and distribution.  Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

(c)

After termination of the Trust, and distribution to the Holders as herein provided, a Trustee or an officer of the Trust shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument and a certificate (which may be part of such instrument) in writing setting forth the fact of such termination and that it has been duly adopted by the Trustees, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and rights and interests of all Holders of the Trust.

10.3.  Dissolution.  The Trust shall be dissolved 120 days after a Holder of Share either (i) makes an assignment for the benefit of creditors, or (ii) files a voluntary petition in bankruptcy, or (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding, or (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding referred to in clauses (iii) or (iv), or (vi) seeks, consent to or acquiesces in the appointment of a trustee, receiver or liquidator of such Holder or of all or any substantial part of its properties, whichever shall first occur; provided, however, that if within such 120 days Holders (excluding the Holder with respect to which such event of dissolution has occurred) owning a majority of the Shares vote to continue the Trust, such Trust shall not dissolve and shall continue as if such event of dissolution had not occurred.

10.4.

Amendment Procedure.

(a)

This Declaration may be amended by the vote of Holders of more than 50% of all Shares at any meeting of Holders or by a majority of the Trustees and consented to by the Holders of more than 50% of all Shares.  This Declaration may be amended by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) to conform this Declaration to the requirements of applicable federal law or regulations or the requirements of the applicable provisions of the Code, (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose law shall be the governing law hereof, (v) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the law of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a “regulated investment company” under the applicable provisions of the Code, or (C) to permit the transfer of Shares (or to permit the transfer of any other beneficial interest in or share of the Trust, however denominated), (vi) in conjunction with any amendment contemplated by the foregoing clause (iv) or the foregoing clause (v) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, and (vii) to change, modify or rescind any provision of this Declaration provided such change, modification or rescission is found by the Trustees to be necessary or appropriate and to not have a materially adverse effect on the financial interests of the Holders; provided, however, that (i) unless effected in compliance with the provisions of Section 10.4(b) hereof, no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Shares upon liquidation of the Trust and; (ii) the Trustees shall not be liable for failing to make any amendment permitted by this Section 10.4(a); and (iii) any amendment to the terms of Article II, Section 2.3 with respect to the removal of Trustees (or to this sub-clause (iii) of this proviso to Section 10.4 (a)) shall require the affirmative vote of, or a written instrument executed by, at least two-thirds of all Trustees.  Once duly adopted in accordance with this Declaration, any amendment shall be effective as provided by its terms or, if there is no provision therein with respect to effectiveness, (i) upon the signing of an instrument by a majority of the Trustees then in office or (ii) upon the execution of an instrument and a certificate (which may be part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

(b)

No amendment may be made under Section 10.4(a) hereof which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust, except with the vote or consent of Holders of two-thirds of all Shares.

(c)

A certification in recordable form executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when filed with the records of the Trust.

Notwithstanding any other provision hereof, until such time as Shares are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.  The Trust’s filings with the Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration.

10.5.

Merger, Consolidation and Sale of Assets.  The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees and without any authorization, vote or consent of the Holders; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Trustees may also at any time sell and convert into money all the assets of the Trust.  Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of such Trust among the Holders according to their respective rights.  Upon completion of the distribution of the remaining proceeds or the remaining assets, the Trust shall terminate and the Trustees shall take the action provided in Section 10.2(c) hereof and they shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and the rights and interests of all Holders of the Trust shall thereupon cease.

10.6.

Incorporation.  Upon a Majority Shares Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests.  The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law.  Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.

ARTICLE XI

Miscellaneous

11.1.

Governing Law.  This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts with reference to the law thereof applicable to a trust of the type commonly called a “Massachusetts business trust”.  The rights of all parties and the validity and construction of every provision hereof shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to such a trust and matters not specifically covered herein or as to which an ambiguity exists shall be resolved with reference to the laws of the Commonwealth of Massachusetts.  Any suit, action or proceeding brought by or in the right of any Holder or any Person claiming any interest in the Trust seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration of Trust or the Trust, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, the Trustees or officers of the Trust, or the Investment Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts.  If a Holder or group of Holders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Holder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

11.2.

Counterparts.  This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.

11.3.

Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to:  (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officer elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

11.4.

Provisions in Conflict With Law or Regulations.

(a)

The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable law and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)

If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

11.5.

Derivative Actions.

(a)

The purpose of this Section 11.5 is to protect the interests of the Trust and the Holders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and Holders as a result of spurious shareholder demands and derivative actions. In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration, a Holders or Holders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 11.5.

(b)

Except to the extent explicitly permitted under the federal securities laws, no Holder or group of Holders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the  demanding Holder(s) make a specific showing that irreparable nonmonetary injury to the Trust that the Holder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Holder(s) to support the allegations made in the demand. Within 90 days of receipt of any such demand, the Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Holders of the Trust. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Holders, shall be final and binding upon the Holders.

(c)

Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim.  Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Holder, no material personal benefit that is not shared pro rata with other Holders.

(d)

For purposes of this Section 11.5, the Trustees may designate a committee to consider a demand by Holders.  Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

11.6.

Exclusive Right of Action.  To the maximum extent permitted by law, each Holder acknowledges and agrees that any alleged injury to the Trust’s property, any diminution in the value of the Holder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Investment Adviser is a legal claim belonging only to the Trust and not to the Holders individually. Accordingly, all Holders shall be bound to bring any and all such claims pursuant only to the provisions of Section 11.5.  The Holders acknowledge that, for these purposes, the Trust is deemed to be a separate and distinct legal entity.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ Scott E. Eston

/s/ William H. Park

Scott E. Eston

William H. Park

/s/ Thomas E. Faust Jr.

/s/ Ronald A. Pearlman

Thomas E. Faust Jr.

Ronald A. Pearlman

/s/ Cynthia E. Frost

/s/ Helen Frame Peters

Cynthia E. Frost

Helen Frame Peters

/s/ George J. Gorman

/s/ Harriett Tee Taggart

George J. Gorman

Harriett Tee Taggart

/s/ Valerie A. Mosley

/s/ Ralph F. Verni

Valerie A. Mosley

Ralph F. Verni

The names and addresses of all the Trustees of the Trust are as follows:

Scott E. Eston 18105 SE Village Circle Tequesta, FL 34469	William H. Park 3 Fort Sewall Terrace Marblehead, MA 01945

Thomas E. Faust Jr. 199 Winding River Road Wellesley, MA 02482	Helen F. Peters 133 South Street Needham, MA 02492-2705

Cynthia E. Frost 212 Colvard Park Drive Durham, NC 27713	Susan J. Sutherland 45 Gramercy Park North - Apartment 3B New York, NY 10010

George J. Gorman 17 Sunset Path Sudbury, MA 01776	Harriett Tee Taggart 93 Larch Road Cambridge, MA 02138

Valerie E. Mosley 130 Summer Street Weston, MA 02493	Ralph F. Verni 2 Battery Wharf, Unit 2310 Boston, MA 02109-1099

Trust Address Two International Place Boston, MA 02110